EXHIBIT INDEX


Exhibit
Number      Description
- -------     -----------

 21.62      Monthly Statement for September 1996

                        STATEMENT TO CERTIFICATEHOLDERS

    Security Pacific National Bank                  Current Collection Period:
                                                    01-August-96 to 31-August-96
    SPNB Home Equity Loan Asset Backed Securities   P & S Agreement Date:
    8.10% Class A Certificates, Series 1991-2       Original Settlement Date:
    8.15%Class B Certificates, Series 1991-2        Distribution Date: 16-Sep-96

    Distribution to Holders of Class A Certificates (per Certificate with a $1,000 denomination)

 1.00i.   Amount Allocable to Class A Monthly Principal                 2.412869
     ii.  Amount of Class A Principal Shortfall                         0.000000
     iii. Carryover Class A Principal Shortfall After Such              0.000000
          Distribution

 2.00i.   Amount Allocable to Class A Monthly Interest                  0.158118
     ii.  Amount of Class A Interest Shortfall                          0.000000
     iii. Amount of Class A Carryover Interest Shortfall                0.000000
     iv.  Remaining Class A Carryover Interest Shortfall After          0.000000
          Such Distribution

    Distribution to Holders of Class B Certificates (per Certificate with a $1,000 denomination)

 3.00i.   Amount Allocable to Principal from Draw Amounts and           5.139684
          Remaining Funds, or Amount Allocable to Class B
          Monthly Principal

 4.00i.   Amount Allocable to Class B Monthly Interest                  3.079645
     ii.  Amount of Class B Interest Shortfall                          0.000000
     iii. Amount of Class B Carryover Interest Shortfall                0.000000
     iv.  Remaining Class B Carryover Interest Shortfall After          0.000000
          Such Distribution

 5.00i.   Ending Class A Certificate Principal Balance             18,198,903.61
     ii.  Ending Class A Principal Factor                              2.101204%

 6.00i.   Ending Class B Certificate Principal Balance             43,143,104.63
     ii.  Ending Class B Principal Factor                             44.830494%

 7.00i.   Ending Pool Balance                                     114,434,970.62
     ii.  Ending Pool Factor                                          11.891151%

 8.00i.   Amount of Voluntary Advances                                      0.00

 9.00i.   Number of Mortgage Loans 30 to 59 Days Delinquent                   86
     ii.  Percentage of Mortgage Loans 30 to 59 Days Delinquent            2.41%
     iii. Aggregate Principal Balances of Mortgage Loans 30 to 3,810,997.69 59 Days Delinquent
     iv.  Percentage of Principal Balances 30 to 59 Days                   3.33%
          Delinquent
     v.   Number of Mortgage Loans 60 to 89 Days Delinquent                   17
     vi.  Percentage of Mortgage Loans 60 to 89 Days Delinquent            0.48%
     vii. Aggregate Principal Balances of Mortgage Loans 60 to        815,952.22
          89 Days Delinquent
     viii.Percentage of Principal Balances 60 to 89 Days                   0.71%
          Delinquent
     ix.  Number of Mortgage Loans 90 or More Days Delinquent                 19
      x.  Percentage of Mortgage Loans 90 or More Days                     0.53%
          Delinquent
      xi. Aggregate Principal Balances of Mortgage Loans 90 or        954,684.79
          More Days Delinquent
      xii.Percentage of Principal Balances 90 or More Days                 0.83%
          Delinquent

10.00i.   Aggregate Principal Balance of Mortgage Loans in                  0.00
          Foreclosure
     ii.  Number of Mortgage Loans in Foreclosure                           6.00
     iii. Book Value of Real Estate Acquired Through                  651,000.00
          Foreclosure or Grant of a Deed